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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): June 24, 2003




                               APACHE CORPORATION
               (Exact name of registrant as specified in Charter)


          DELAWARE                   1-4300                 41-0747868
(State or Other Jurisdiction       (Commission           (I.R.S. Employer
     of Incorporation)             File Number)        Identification Number)


                              ONE POST OAK CENTRAL
                             2000 POST OAK BOULEVARD
                                    SUITE 100
                            HOUSTON, TEXAS 77056-4400
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 296-6000


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ITEM 5.  OTHER EVENTS

On June 24, 2003, Apache Corporation issued a press release announcing that it will begin directly marketing its U.S. natural gas production, beginning with its July production. Apache also announced that Cinergy Marketing and Trading, LLC and Apache had terminated the marketing arrangement between the two companies and dismissed the arbitration pending between them. This news release is filed as Exhibit 99.1 to this report.

On July 3, 2003, Apache announced that it had acquired producing properties on the Outer Continental Shelf of the Gulf of Mexico from Shell Exploration and Production Company for $200 million, subject to normal post-closing adjustments, including adjustment for the exercise by third parties of preferential purchase rights. The properties were subject to a volumetric production payment, which was sold by Shell to Morgan Stanley Capital Group, Inc. for $300 million. Accordingly, Apache will not report any of the volumes delivered to Morgan Stanley as reserves or production. Apache is recording a liability of approximately $60 million, representing the estimated costs to operate and deliver the production to Morgan Stanley. Apache will book proved reserves of
124.6 billion cubic feet (Bcf) of natural gas and 6.6 million barrels of oil, (which is net of the 68.4 Bcf equivalent production payment as of the acquisition date). The news release announcing the acquisition is filed as
Exhibit 99.2 to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      EXHIBITS.

EXHIBIT NO.                DESCRIPTION
-----------                -----------

  99.1 Press Release, dated June 24, 2003, "Apache to Expand Gas Marketing Operations"

  99.2 Press Release, dated July 3, 2003, "Apache Buys Gulf of Mexico Properties from Shell for $200 Million"


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      APACHE CORPORATION


Date:  July 14, 2003                  By: /s/ ROGER B. PLANK
                                          -------------------------------------
                                          Roger B. Plank
                                          Executive Vice President and
                                          Chief Financial Officer


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                                INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION
-----------                -----------

  99.1 Press Release, dated June 24, 2003, "Apache to Expand Gas Marketing Operations"

  99.2 Press Release, dated July 3, 2003, "Apache Buys Gulf of Mexico Properties from Shell for $200 Million"